Exhibit 77D: Policies with respect to security investments

Active Assets Government Securities Trust

Active Assets Government Securities Trust made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on December 13, 2012 (accession number 0001104659-12-083991) and incorporated by reference herein.